Exhibit 99.2

2017 Fourth Quarter Financial Supplement Analytics. Insight. Value. As of December 31, 2017

Cotiviti Holdings, Inc. 2017 Revenue by Segment 2017 2016 Change 2017 2016 Change Healthcare $ 99,124 $ 86,161 15% $ 351,662 $ 310,496 13% 51,827 59,859 (13) % 236,192 229,491 3% 6,696 2,378 182% 17,374 12,054 44 % Total Healthcare 157,647 148,398 6% 605,228 552,041 10 % Global Retail and Other 18,908 18,926 (0) % 71,437 70,656 1 % Other 174 588 (70) % 1,996 2,465 (19) % Total Global Retail and Other 19,082 19,514 (2) % 73,433 73,121 0% $176,729 $167,912 5% $678,661 $625,162 9 % Prospective claims accuracy Other Retrospective claims accuracy Consolidated Net Revenue Retrospective claims accuracy Three Months Ended December 31, Year Ended December 31, ($ in thousands) (unaudited)

Cotiviti Holdings, Inc.
2017 Consolidated Statement of Operations

($ in thousands)	Three Months Ended December 31, 2017	2016	Change	Year Ended December 31, 2017	2016	Change
	(unaudited)					
Net revenue	$ 176,729	$ 167,912	5 %	678,661	625,162	9 %
Cost of revenue	58,079	67,174	(14) %	251,127	251,768	NM %
Selling, general and administrative expenses	47,601	37,750	26 %	176,512	156,684	13 %
Depreciation and amortization of property and equipment	8,036	5,287	52 %	25,577	20,151	27 %
Amortization of intangible assets	14,459	15,200	(5) %	59,606	60,818	(2) %
Transaction-related expenses	54	879	(94) %	2,219	1,788	24 %
Impairment of intangible assets	1,322	-	NM %	1,322	-	NM %
Total Operating Expenses	129,551	126,290	3 %	516,363	491,209	5 %
Operating income	47,178	41,622	13 %	162,298	133,953	21 %
Other expense (income)	8,083	8,140	(1) %	35,868	64,131	(44) %
Income tax (benefit) expense	(31,573)	8,190	(485) %	(11,773)	20,970	(156) %
Net Income	**$ 70,668**	**$ 25,292**	**179 %**	**$ 138,203**	**$ 48,852**	**183 %**
Earnings per share:						
Basic	$ 0.77	$ 0.28		$ 1.50	$ 0.57	
Diluted	0.74	0.27		1.45	0.55	
Effective Tax Rate	(80.8) %	24.5 %		(9.3) %	30.0 %	
Stock-based Compensation (included within the lines shown above)						
Cost of revenue	$ 452	$ 288	56 %	$ 2,050	$ 5,026	(59) %
Selling, general and administrative expenses	6,131	1,122	447 %	14,823	17,928	(17) %
Total Stock-Based Compensation	**$ 6,583**	**$ 1,410**	**367 %**	**$ 16,873**	**$ 22,954**	**(26) %**

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Cotiviti

Cotiviti Holdings, Inc.
2017 Adjusted EBITDA (Non-GAAP)

	Three Months Ended December 31,			Year Ended December 31,		
(unaudited, $ in thousands)	2017	2016	Change	2017	2016	Change
Net Income	**$ 70,668**	**$ 25,292**	**179 %**	**$ 138,203**	**$ 48,852**	**183 %**
Adjustments to net income:						
Depreciation and amortization	22,495	20,487	10 %	85,183	80,969	5 %
Impairment of intangible assets[a]	1,322	-	NM %	1,322	-	NM %
Interest expense	8,816	8,308	6 %	34,876	48,653	(28) %
Other non-operating (income) expense[b]	(733)	(168)	336 %	(2,191)	(939)	133 %
Income tax (benefit) expense	(31,573)	8,190	(485) %	(11,773)	20,970	(156) %
Transaction-related expenses and other[c]	54	879	(94) %	2,219	1,788	24 %
Stock-based compensation[d]	6,583	1,410	367 %	16,873	22,954	(26) %
Loss on extinguishment of debt[e]	-	-	NM %	3,183	16,417	(81) %
Adjusted EBITDA	**$ 77,632**	**$ 64,398**	**21 %**	**$ 267,895**	**$ 239,664**	**12 %**
% of revenue	*43.9%*	*38.4%*		*39.5%*	*38.3%*	

a) *Represents an impairment related to our customer relationship intangible asset during the three and twelve months ended December 31, 2017 as a result of the loss of a retail client in the United Kingdom.*

b) *Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein.*

c) *Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offerings and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity, including the RowdMap Acquisition.*

d) *Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.*

e) *Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the 2017 repricing of our First Lien Term B Loans, the 2016 early repayment of a portion of our long-term debt and the 2016 refinancing of our long-term debt.*

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Cotiviti Holdings, Inc.
2017 Adjusted Net Income (Non-GAAP)

(unaudited, $ in thousands)	Three Months Ended December 31, 2017	2016	Change	Year Ended December 31, 2017	2016	Change
Net Income	**$ 70,668**	**$ 25,292**	**179 %**	**$ 138,203**	**$ 48,852**	**183 %**
Adjustments to net income:						
Amortization of acquired intangible assets - non tax deductible	11,401	10,401	10 %	43,396	41,607	4 %
Amortization of acquired intangible assets - tax deductible	3,058	4,799	(36) %	16,210	19,211	(16) %
Impairment of intangible assets[a]	1,322	-	NM %	1,322	-	NM %
Loss on extinguishment of debt[b]	-	-	NM %	3,183	16,417	(81) %
Transaction-related expenses and other[c]	54	879	(94) %	2,219	1,788	24 %
Stock-based compensation - non tax deductible[d]	4,696	-	NM %	8,662	-	NM %
Stock-based compensation - tax deductible[e]	1,887	1,410	34 %	8,211	22,954	(64) %
Tax effect of above adjustments[f]	(2,381)	(1,624)	47 %	(10,992)	(22,573)	(51) %
Tax benefit related to stock option exercises	(1,310)	(4,000)	(67) %	(16,184)	(4,000)	305 %
Tax benefit related to impact of Tax Cuts and Jobs Act[g]	(45,019)	-	NM %	(45,019)	-	NM %
Adjusted Net Income	**$ 44,376**	**$ 37,157**	**19 %**	**$ 149,211**	**$ 124,256**	**20 %**
Weighted average shares of common stock - Diluted (000s)	95,008	94,071	1 %	95,096	88,578	7 %
Adjusted Net Income per Diluted Share	$ 0.47	$ 0.39	18 %	$ 1.57	$ 1.40	12 %

a) *Represents an impairment related to our customer relationship intangible asset during the three and twelve months ended December 31, 2017 as a result of the loss of a retail client in the United Kingdom.*
b) *Represents loss on extinguishment of debt that consists primarily of fees paid and write-offs of unamortized debt issuance costs and original issue discount in connection with the 2017 repricing of our First Lien Term B Loans, the 2016 early repayment of a portion of our long-term debt and the 2016 refinancing of our long-term debt.*
c) *Represents transaction-related expenses that consist primarily of certain expenses associated with our secondary offerings and our Initial Public Offering and other offering costs in 2016 as well as certain corporate development activity, including the RowdMap Acquisition.*
d) *Represents expense related to restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable.*
e) *Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation. We recognize the related expense for these awards ratably over the vesting period.*
f) *This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, impairment of intangible assets, loss on extinguishment of debt and stock-based compensation – tax deductible. The tax rate assumed is 38% for the year ended December 31, 2017 and 2016, respectively.*
g) *Represents the net tax benefit related to the enactment of the Tax Cut Jobs Act on December 22, 2017 primarily related to the revaluation of our deferred tax liabilities.*

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Cotiviti

Cotiviti Holdings, Inc. 2018 Adjusted EBITDA Guidance (Non-GAAP) Net income does not reflect the impact of any appeals liability release related to the expiration of our Medicare RAC contract on January 31, 2018. Represents other non-operating (income) expense that consists primarily of interest income and gains and losses on transactions settled in foreign currencies. Income received for certain sub-leases is included herein. Income tax expense for 2018 assumes an effective tax rate of approximately 25% excluding the impact of the benefit related to stock option exercises. Represents expense related to equity incentive awards granted to certain employees, officers and non-employee directors as long-term incentive compensation and restricted stock issued in connection with the RowdMap Acquisition. We recognize the related expense for these awards ratably over the vesting period or as achievement of performance criteria become probable. (unaudited, in millions) Low High Net income (a) 105 $ 120 $ Adjustments to net income: Depreciation and amortization 90 90 Interest expense 40 35 Other non-operating (income) expense (b) (1) (2) Income tax expense (c) 36 41 Stock-based compensation (d) 25 26 Transaction-related expenses and other - - Loss on extinguishment of debt - - Adjusted EBITDA 295 $ 310 $

Cotiviti Holdings, Inc. Cash Flow Data Free cash flow is a non-GAAP financial measure. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. Management believes free cash flow is meaningful as it is used by management and investors as a measure and indicator of the financial strength of the company and its ability to generate cash. 2017 2016 Operating Cash Flow $ 175,103 $ 189,171 Capex 37,274 35,213 Free Cash Flow (a) $ 137,829 $ 153,958 Repurchase of common stock $ 10,000 $ - ($ in thousands) Year Ended December 31,

Cotiviti Holdings, Inc. Consolidated Balance Sheet Data 2017 2016 Cash and cash equivalents $ 165,518 $ 110,635 Total assets 2,099,229 2,002,263 Total long-term debt (a) 767,618 780,202 Total liabilities 997,761 1,062,927 Total stockholders’ equity 1,101,468 939,336 Net debt leverage 2.3x 2.9x Working capital 116,350 31,037 a) Includes the current portion of our long-term debt and is net of debt issuance costs. ($ in thousands) December 31,

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